UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2006
THE OILGEAR COMPANY
(Exact name of Registrant as specified in its charter)

Wisconsin	000-00822	39-0514580
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 South 51st Street
Post Office Box 343924
Milwaukee, Wisconsin	53234-3924
(Address of principal executive offices)	(Zip Code)
(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
     The disclosures included below under Item 8.01, “Other Events,” are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The disclosures included below under Item 8.01, “Other Events,” are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The disclosures included below under Item 8.01, “Other Events,” are incorporated herein by reference.
Item 8.01. Other Events.
     On December 15, 2006, The Oilgear Company (“Oilgear”) announced the completion of a merger in which the company has been acquired by a group of investors led by Mason Wells Buyout Fund II, Limited Partnership, an affiliate of the Milwaukee-based private equity firm Mason Wells. The transaction was accomplished pursuant to the Agreement and Plan of Merger dated as of August 28, 2006 (the “Merger Agreement”) between Oilgear and Lincoln Acquisition Corp.
     Under the Merger Agreement, formerly outstanding shares of Oilgear common stock have now been converted into the right to receive $15.25 per share in cash and no longer represent an ownership interest in Oilgear. Oilgear’s articles of incorporation and bylaws were restated to be identical to the articles of incorporation and bylaws of Lincoln (except that the name of the Company remains The Oilgear Company), and the officers and directors of Lincoln became Oilgear’s officers and directors at the effective time of the merger.
     As a result of the closing of the merger, the common stock of Oilgear is being delisted from the Nasdaq Capital Market.
     For further information, see the press release attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Oilgear dated December 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY

Date: December 15, 2006
By:	/s/ David A Zuege
David A. Zuege, Chief Executive Officer

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: December 15, 2006

Exhibit Number	Description
99.1	Press Release of Oilgear dated December 15, 2006.